To the Board of Trustees and Shareholders of the American Skandia Trust:

We consent to the incorporation by reference, in this registration statement, of our report dated February 11, 2004 on the statements of assets and liabilities, including the schedules of investments as of December 31, 2003 and the related statements of operations, the statements of changes in net assets and the financial highlights for the year then ended, of the American Skandia Trust (comprised of AST Alger All-Cap Growth Portfolio, AST Alliance Growth & Income Portfolio,
AST Alliance Growth Portfolio, AST Alliance /Bernstein Growth & Value Portfolio, AST American Century Income & Growth
Portfolio, AST American Century Strategic Balanced Portfolio, AST Cohen & Steers Realty Portfolio, AST DeAM Global
Allocation Portfolio, AST DeAM International Equity Portfolio, AST DeAM Large-Cap Value Portfolio, AST DeAM Small-Cap
Value Portfolio, AST DeAM Small-Cap Growth Portfolio, AST Federated Aggressive Growth Portfolio, AST Goldman Sachs High
Yield Portfolio (formerly AST Federated High Yield Portfolio), AST Gabelli All-Cap Value Portfolio, AST Gabelli Small-Cap
Value Portfolio, AST Goldman Sachs Concentrated Growth Portfolio, AST Goldman Sachs Mid-Cap Growth Portfolio, AST Goldman
Sachs Small-Cap Value Portfolio, AST Hotchkis & Wiley Large-Cap Value Portfolio (formerly AST INVESCO Capital Income
Portfolio), AST Lord Abbett Bond-Debenture Portfolio, AST Marsico Capital Growth Portfolio, AST MFS Global Equity
Portfolio, AST MFS Growth Portfolio, AST Money Market Portfolio, AST Neuberger Berman Mid-Cap Growth Portfolio, AST
Neuberger Berman Mid-Cap Value Portfolio, AST State Street Research Small-Cap Growth Portfolio (formerly AST PBHG
Small-Cap Growth Portfolio), AST PIMCO Limited Maturity Bond Portfolio, AST PIMCO Total Return Bond Portfolio, AST
Sanford Bernstein Core Value Portfolio, AST Sanford Bernstein Managed Index 500 Portfolio, AST J.P. Morgan International
Equity Portfolio (formerly AST Strong International Equity Portfolio), AST T. Rowe Price Asset Allocation Portfolio, AST
T. Rowe Price Global Bond Portfolio, AST T. Rowe Price Natural Resources Portfolio, and AST William Blair International
Growth Portfolio) (collectively the "Funds"). The financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-CSR.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Financial
Statements" in the Statement of Additional Information.

KPMG LLP
New York, New York
April 29, 2004